As filed with the Securities and Exchange Commission on March 6, 2019

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Salt Funds Trust

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

20 West 22nd Street, Suite 906
New York, New York 10010

(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered

Salt Low truBeta US Market ETF	Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.	☐

Securities Act Registration file number to which this form relates: 333-228903

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1.	Description of Registrant’s Securities to be Registered.

Reference is made to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-228903 and 811-23406), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0000894189-19-001317) on March 1, 2019, which is incorporated herein by reference.

The Trust currently consists of one separate series.  The series to which this filing relates and its IRS Employer Identification Number is as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number

Salt Low truBeta US Market ETF	83-2848399

Item 2.	Exhibits

A.
Registrant’s Certificate of Trust dated July 27, 2018 is incorporated herein by reference to Exhibit (a)(i) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-228903; 811-23406), as filed with the SEC via EDGAR on December 19, 2018 (Accession Number: 0000894189-18-006855).

B.
Registrant’s Amended and Restated Declaration of Trust dated December 12, 2018, is incorporated herein by reference to Exhibit (a)(ii) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-228903; 811-23406), as filed with the SEC via EDGAR on December 19, 2018 (Accession No. 0000894189-18-006855).

C.
Registrant’s Amended and Restated By-Laws dated December 12, 2018 are incorporated herein by reference to Exhibit (b) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-228903; 811-23406), as filed with the SEC via EDGAR on December 19, 2018 (Accession No. 0000894189-18-006855).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Salt Funds Trust

March 6, 2019

/s/ Alfred Eskandar
Alfred Eskandar President